Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES 2014 FISCAL Q1 RESULTS;
SALES INCREASE 9% SEQUENTIALLY

SAN JOSE, CA, July 17, 2013-- Xilinx, Inc. (Nasdaq: XLNX) today announced first quarter fiscal 2014 sales of $579 million, up 9% from the prior quarter and down 1% from the same quarter of the prior fiscal year. First quarter fiscal 2014 net income was $157 million or $0.56 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.25 per outstanding share of common stock, payable on August 28, 2013 to all stockholders of record at the close of business on August 7, 2013.
Additional first quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013	Q-T-Q	Y-T-Y
Net revenues	$579.0	$532.2	$582.8	9%	-1%
Operating income	$192.9	$147.2	$164.6	31%	17%
Net income	$157.0	$130.6	$129.8	20%	21%
Diluted earnings per share	$0.56	$0.47	$0.47	19%	19%

“The June quarter was exceptional on many fronts. Better than expected sales during the quarter were driven by broad-based end market strength, with particularly strong growth from wired communications and aerospace and defense applications. Gross margin was 69% in the quarter, up from 66% in prior quarter, and a new record for the Company. Operating margin of 33% was up from 28% in the prior quarter and a direct result of improved gross margin and continued spending discipline,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Sales of our 28-nm products exceeded $50 million during the quarter, once again surpassing our expectations with strong growth from all five products. With the first 20-nm product in the semiconductor industry recently taped out by the Company, I am confident that Xilinx will continue to drive market expansion opportunities and augment our PLD leadership.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013	Q-T-Q	Y-T-Y
North America	31%	31%	30%	9%	6%
Asia Pacific	36%	34%	35%	15%	2%
Europe	24%	26%	26%	1%	-9%
Japan	9%	9%	9%	5%	-7%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013	Q-T-Q	Y-T-Y
Communications & Data Center	44%	44%	45%	8%	-2%
Industrial, Aerospace & Defense	37%	37%	34%	10%	9%
Broadcast, Consumer & Automotive	16%	17%	16%	4%	-5%
Other	3%	2%	5%	27%	-40%

Net Revenues by Product:

	Percentages			Growth Rates
	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013	Q-T-Q	Y-T-Y
New	30%	27%	17%	24%	75%
Mainstream	36%	41%	43%	-3%	-17%
Base	30%	28%	36%	14%	-17%
Support	4%	4%	4%	0%	-5%

Products are classified as follows:

New products: Virtex®‐7, Kintex™‐7, Artix™-7, Zynq™-7000, Virtex‐6, Spartan™‐6 products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunnerTM‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q1 FY 2014	Q4 FY 2013	Q1 FY 2013
Annual Return on Equity (%)*	21	17	19
Operating Cash Flow	$144	$174	$163
Depreciation Expense	$14	$14	$15
Capital Expenditures	$11	$6	$8
Combined Inventory Days	105	110	99
Revenue Turns (%)	56	58	55

*Return on equity calculation: Annualized net income/average equities, including temporary equity

Highlights – June Quarter Fiscal 2014

•
Xilinx recently announced it has taped out the semiconductor industry’s first 20-nm device and the PLD industry's first 20-nm All Programmable device. Xilinx has also implemented the industry's first ASIC-class programmable architecture called UltraScale™. These milestones expand on Xilinx's industry first 28-nm tape-out, All Programmable SoCs, All Programmable 3D ICs, and SoC-strength design suite.  With unprecedented scalability and significantly faster performance, UltraScale devices enable next generation smarter systems including 400G OTN, 4X4 Mixed Mode Radio applications and high performance computing applications for the data center.

•
During the quarter, Xilinx and TSMC extended a highly successful collaboration by announcing that we are teaming together to create the fastest time-to-market and highest performance FPGAs to be built on TSMC’s 16-nm FinFET process. This program is expected to deliver test chips in 2013 and first product in 2014.

Business Outlook – September Quarter Fiscal 2014

•	Sales are expected to be flat to up 3% sequentially.

•	Gross margin is expected to be approximately 69%.

•	Operating expenses are expected to be approximately $225 million, including $2 million of amortization of acquisition-related intangibles.

•	Other income and expenses are expected to be a net expense of approximately $9 million.

•	Fully diluted share count is expected to be approximately 284 million.

•	September quarter tax rate is expected to be approximately 14%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the June quarter financial results and management's outlook for the September quarter. The webcast and subsequent replay will be available in the Investor Relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 16932631. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the September quarter of fiscal 2014. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information visit www.xilinx.com.

#1333F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012
Net revenues	$578,955	$532,168	$582,784
Cost of revenues	179,700	180,589	198,411
Gross margin	399,255	351,579	384,373
Operating expenses:
Research and development	111,541	111,133	121,447
Selling, general and administrative	92,387	90,732	96,201
Amortization of acquisition-related intangibles	2,418	2,487	2,148
Total operating expenses	206,346	204,352	219,796

Operating income	192,909	147,227	164,577
Interest and other expense, net	9,930	8,902	9,672
Income before income taxes	182,979	138,325	154,905
Provision for income taxes	25,956	7,705	25,074
Net income	$157,023	$130,620	$129,831
Net income per common share:
Basic	$0.59	$0.50	$0.49
Diluted	$0.56	$0.47	$0.47
Cash dividends per common share	$0.25	$0.22	$0.22
Shares used in per share calculations:
Basic	264,153	263,035	263,055
Diluted	280,291	277,090	273,820

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 29, 2013	March 30, 2013 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,841,780	$1,714,745
Accounts receivable, net	268,153	229,175
Inventories	186,800	201,250
Deferred tax assets and other current assets	57,851	152,469
Total current assets	2,354,584	2,297,639
Net property, plant and equipment	362,956	365,687
Long-term investments	1,634,031	1,651,033
Other assets	409,352	415,092
Total assets	$4,760,923	$4,729,451

LIABILITIES , TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$271,360	$333,379
Deferred income on shipments to distributors	57,938	53,358
Deferred tax liabilities	146,397	51
Convertible debentures	926,781	—
Total current liabilities	1,402,476	386,788
Convertible debentures	—	922,666
Deferred tax liabilities	228,219	415,442
Other long-term liabilities	40,376	41,259
Temporary equity	362,854	—
Stockholders' equity	2,726,998	2,963,296
Total Liabilities, Temporary Equity and Stockholders' Equity	$4,760,923	$4,729,451

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012
SELECTED CASH FLOW INFORMATION:
Depreciation	$14,033	$13,893	$14,603
Amortization	4,885	4,355	4,267
Stock-based compensation	20,954	21,246	17,608
Net cash provided by operating activities	144,209	173,653	162,946
Purchases of property, plant and equipment	11,301	6,212	8,342
Payment of dividends to stockholders	66,007	57,822	58,066
Repurchases of common stock	—	—	90,707
Proceeds from issuance of common stock to employees and excess tax benefit	33,957	59,671	9,027

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,804	$1,638	$1,728
Research and development	10,219	10,256	8,623
Selling, general and administrative	8,931	9,352	7,257